CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
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As independent public accountants, we hereby consent to the use of our report dated July 31, 2000, and to all references to our Firm included in or made a part of this Registration Statement on Form N-14 of Fasciano Fund, Inc.




/s/ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP



Chicago, Illinois
November 22, 2000